Akerman LLP
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April 25, 2018

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, Florida 33584

Re:	Lazydays Holdings, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Lazydays Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Registrant of a registration statement on Form S-1, as amended (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale, from time to time, by the selling securityholders identified in the Registration Statement (the “Selling Securityholders”) of: (i) 3,074,647 shares of common stock, par value $0.0001 per share (the “Common Stock”), that are currently issued and outstanding (the “Currently Outstanding Common Shares”); (ii) 600,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, that are currently issued and outstanding (the “Series A Preferred Stock”); (iii) warrants that are currently outstanding to purchase 2,559,458 shares of Common Stock (the “Warrants”); (iv) pre-funded warrants that are currently outstanding to purchase 1,339,499 shares of Common Stock (the “Pre-funded Warrants”); (v) 5,962,733 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock (the “Preferred Shares”); (vi) 2,559,458 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”); and (vii) 1,339,499 shares of Common Stock issuable upon the conversion of the Pre-funded Warrants (the “Pre-funded Warrant Shares” and together with the Currently Outstanding Common Shares, the Series A Preferred Stock, the Warrants, the Pre-Funded Warrants, the Preferred Shares and the Warrant Shares, the “Securities”). The Securities are to be offered by the Selling Securityholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as may be supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

Lazydays Holdings, Inc.

April 25, 2018

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.

In connection with this opinion, we have examined the organizational documents of the Company, including the Certificate of Designation of the Series A Preferred Stock, the Registration Statement, Prospectus, form of Warrant, form of Pre-Funded Warrant and such corporate records, documents, instruments, certificates of public officials as to the Company, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the legal capacity of all natural persons to take all actions required of such person in connection with the Registration Statement; (d) the truth, accuracy, authenticity and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates (including without limitation any certificate or other document issued by a public authority and all official public records) we have reviewed; (e) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (f) at the time of the issuance of the Preferred Shares, the Warrant Shares and the Pre-funded Warrant Shares, (i) the Company will validly exist and be duly qualified and in good standing under the laws of Delaware, (ii) the Company will have the necessary organizational power and authority to issue the Preferred Shares, the Warrant Shares and the Pre-funded Warrant Shares, and (iii) the Company will have made available for issuance such number of Preferred Shares, Warrant Shares and Pre-funded Warrant Shares; and (g) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have further assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

Lazydays Holdings, Inc.

April 25, 2018

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Currently Outstanding Common Shares are validly issued, fully paid and non-assessable.

2. The Series A Preferred Stock is validly issued, fully paid and non-assessable.

3. The Warrants constitute valid and binding obligations of the Company.

4. The Pre-funded Warrants constitute valid and binding obligations of the Company.

5. The Preferred Shares, when duly issued in accordance with the Certificate of Designations and when sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

6. The Warrant Shares, when duly issued in accordance with the terms of the Warrants and when sold as contemplated in the Registration Statement , will be duly authorized, validly issued, fully paid and non-assessable.

7. The Pre-funded Warrant Shares, when duly issued in accordance with the terms of the Pre-funded Warrants and when sold as contemplated in the Registration Statement , will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the Delaware General Corporation Law and New York law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be offered and sold in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities to be offered and sold pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

Lazydays Holdings, Inc.

April 25, 2018

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

AKERMAN LLP

/s/ AKERMAN LLP